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                                  EXHIBIT 23.1
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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 24, 1993, which appears on page 35 of the Annual Report to Stockholders of Applied Materials, Inc. for the year ended October 31, 1993, which is incorporated by reference in Applied Materials Inc.'s Annual Report on Form 10-K for the year ended October 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page 19 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Consolidated Financial Data."

PRICE WATERHOUSE

February 28, 1994
San Jose, California